Exhibit 99.2 January 16, 2024 Re: Tender offer by a third party for Pacific Oak Strategic Opportunity REIT, Inc. shares Dear Stockholder: You may soon receive, or may already have received, correspondence from West 4 Capital LP (the “Bidder”) and/or its affiliates relating to a tender offer by the Bidder to purchase your shares (“Shares”) of Pacific Oak Strategic Opportunity REIT, Inc. (the “REIT”). The Bidder has informed us that its offer price will be $4.01 per share (the “Offer Price”). We believe the Offer Price is substantially below the value of the Shares and recommend against selling your Shares at that price. To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything. In arriving at our recommendation against selling your Shares to the Bidder, we considered the following: Estimated Value of Shares • On November 30, 2023, the REIT’s board of directors approved an updated estimated value per share (the “EVPS”) of the REIT’s common stock of $8.03. For a full description of the methodologies and assumptions used to value the REIT’s assets and liabilities in connection with the calculation of the EVPS, see the REIT’s Current Report on Form 8-K filed on December 7, 2023, which can be found in the “Investor Information” section of the REIT’s website, www.sorinvinfo.com. • Tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the REIT with respect to such shares and will lose the right to receive any future distributions or dividends. Liquidity Situation • As of December 31, 2023, we had unfulfilled requests to redeem 14,054,271 Shares, or $112.9 million at the most recent NAV per share, due to the share redemption program (the “SRP”) funding limitations. During the years ended December 31, 2022 and 2023, no funding was made available for the SRP, excluding funding reserved for redemptions in connection with a stockholder’s death, qualifying disability or “determination of incompetence” (“DDI”). All DDI redemption requests in 2022 and 2023 totaling $12.5 million were satisfied. • As disclosed in our Quarterly Report on Form 10-Q filed on November 14, 2023, we currently have limited liquidity relative to our needs over the course of this year. Our goals currently include (i) increasing our liquidity via opportunistic property sales and/or other transactions and (ii) continuing to manage our portfolio to add value and maximize the total return despite the current challenges in the commercial real estate market. We are continuing to monitor market conditions and look for improvements that could offer opportunities to generate the liquidity that can be provided to stockholders who want it. However, it is likely that we will not be able to offer additional liquidity to our stockholders in the near future. • We believe that the Bidder’s offer is meant to take advantage of the illiquidity of our Shares by buying your Shares at a price significantly below their fair value in order to make a significant profit. Please be aware that the Bidder is in no way affiliated with the REIT, our external advisor, Pacific Oak Capital Advisors, LLC, or our dealer manager, Pacific Oak Capital Markets, LLC. We urge you to consult your financial professional and exercise caution with respect to this and other mini- tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm. In order to avoid the cost of mailing, we have posted our response in the Investor Information section at www.sorinvinfo.com. If you have any questions related to the tender offer, please contact Pacific Oak Capital Markets, LLC at 1-866-722-6257. We thank you for your investment in the REIT. Sincerely, Peter McMillan III President and Chairman of the Board Forward-Looking Statements The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward- looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward- looking statements. These statements are based on a number of assumptions involving the judgment of management. The REIT can provide no assurances as to its ability to redeem shares under its share redemption program or repurchase shares pursuant to self-tender offers or the future values of the Shares. The REIT’s board of directors can amend, suspend or terminate the share redemption program at any time upon 10 business days’ notice. The valuation methodology for the REIT’s real estate properties assumes the properties realize the projected cash flows and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the valuation estimates used in calculating the estimated value per share are best estimates as of November 30, 2023, the REIT can give no assurance in this regard. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; the REIT’s ability to provide additional liquidity to stockholders; and other risks identified in Part I, Item IA of the REIT’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent periodic reports, as filed with the SEC. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the REIT’s estimated value per share.